Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.0001 par value per share, of Heliogen, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 13, 2023

PRIME MOVERS LAB FUND I LP

By:	Prime Movers Lab GP I LLC, General Partner

By:	/s/ Taylor Frankel
	Name:	Taylor Frankel
	Title:	Authorized Person

PRIME MOVERS LAB GP I LLC

By:	/s/ Taylor Frankel
	Name:	Taylor Frankel
	Title:	Authorized Person

HELIOGEN PML SPV 1 LP

By:	Prime Movers Lab GP II LLC, General Partner

By:	/s/ Taylor Frankel
	Name:	Taylor Frankel
	Title:	Authorized Person

PRIME MOVERS LAB FUND II LP

By:	Prime Movers Lab GP II LLC, General Partner

By:	/s/ Taylor Frankel
	Name:	Taylor Frankel
	Title:	Authorized Person

PRIME MOVERS LAB GP II LLC

By:	/s/ Taylor Frankel
	Name:	Taylor Frankel
	Title:	Authorized Person

/s/ Dakin Sloss
DAKIN SLOSS